                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               HAYES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(Hayes Logo)

                               HAYES CORPORATION
                          5854 PEACHTREE CORNERS EAST
                            NORCROSS, GEORGIA 30092

                                                                   April 3, 1998

Dear Stockholder:

     We cordially invite you to attend your 1998 Company's Annual Meeting of Stockholders on Thursday, May 7, 1998. The meeting will be held at Corporate Headquarters in Norcross, Georgia and will begin at 10:00 a.m.

     The formal notice of meeting, proxy statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.

     As a stockholder, your vote is important. We urge you to execute and return your proxy promptly whether or not you plan to attend so that you may ensure that your shares are represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     On behalf of your Board of Directors, thank you for your continued support and interest in Hayes Corporation.

                                           Sincerely,

                                           /s/ Dennis C. Hayes
                                           Dennis C. Hayes
                                           Chairman

                                  (Hayes Logo)

                               HAYES CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hayes Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 7, 1998, at 10:00 a.m., local time, at the Company's business address at 5854 Peachtree Corners East, Norcross, Georgia 30092, for the following purposes:

          1. To elect two Class II directors to serve for a three year term until their successors are elected.

          2. To approve the Hayes Corporation 1998 Stock Incentive Plan and 2,000,000 shares of common stock reserved for issuance thereunder.

          3. To approve the Hayes Corporation Employee Stock Purchase Plan and 1,000,000 shares of common stock reserved for issuance thereunder.

          4. To ratify the appointment of Coopers & Lybrand LLP as independent auditors for the Company for the fiscal year ending January 2, 1999.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THE FOREGOING ITEMS OF BUSINESS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

     Only stockholders of record at the close of business on March 16, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are invited to attend the meeting in person. However, to assure your shares are represented at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          /s/ Dennis C. Hayes
                                          Dennis C. Hayes
                                          Chairman

Norcross, Georgia
April 3, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               HAYES CORPORATION

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Hayes Corporation, a Delaware corporation ("Hayes" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 1998, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's business address at 5854 Peachtree Corners East, Norcross, Georgia 30092. The Company's telephone number is (770) 840-9200.

     These proxy solicitation materials were mailed on or about April 3, 1998, together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

     The Company effected a one-for-three reverse stock split of its Common Stock effective as of February 25, 1998. All information with respect to the Common Stock contained herein has been adjusted to reflect the reverse stock split.

MERGER WITH ACCESS BEYOND, INC.; CHANGE OF CONTROL

     On December 30, 1997, the Company, then known as Access Beyond, Inc. ("Access Beyond"), effected a merger (the "Merger") pursuant to which Hayes Microcomputer Products, Inc. (with its subsidiaries, "Hayes Microcomputer") became a wholly-owned subsidiary of the Company, the Company changed its name to Hayes Corporation and the shareholders of Hayes Microcomputer exchanged their Hayes Microcomputer shares for and became the owners of approximately 79% of the then outstanding equity securities of the Company. In connection with the Merger, all of the then directors of Access Beyond, other than Mr. Ronald Howard and Barbara Perrier Dreyer, resigned and the other present directors of the Company were appointed or elected.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on March 16, 1998 (the "Record Date"), are entitled to notice of and to vote at the meeting. On March 16, 1998, 19,857,625 shares of the Company's Common Stock were issued and outstanding. Each holder of record of the Company's Series A Preferred Stock is entitled to one vote for each share of Common Stock that may be acquired by the holder upon the conversion of the Series A Preferred Stock into Common Stock. As of the Record Date, 1,217,930 shares of the Company's Series A Preferred Stock were outstanding and entitled to 405,570 votes as if such holders owned approximately 405,570 shares of Common Stock as of such Record Date. The following table sets forth the beneficial ownership of the Company's Common Stock as of March 16, 1998, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                    NUMBER OF SHARES OF
                                                       COMMON STOCK         PERCENTAGE      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)   OWNERSHIP(1)   OWNERSHIP(1)(2)
------------------------------------               ---------------------   ------------   ---------------
P.K. Chan(3).....................................           77,148                *               *
Alan Clark(3)....................................           62,148                *               *
Barbara Perrier Dreyer(4)(5).....................           34,998                *               *
Dennis Hayes(6)..................................        7,717,854             38.8%           29.9%
Ronald Howard(7).................................          390,721              2.0             1.5
James Jones(3)...................................           79,981                *               *

                                                    NUMBER OF SHARES OF
                                                       COMMON STOCK         PERCENTAGE      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)   OWNERSHIP(1)   OWNERSHIP(1)(2)
------------------------------------               ---------------------   ------------   ---------------
Kaifa Technology (H.K.) Limited(8)...............        1,260,096              6.3             4.9
Chiang Lam(9)....................................          308,595              1.5             1.2
Bruce Meyer(3)...................................            2,160                *               *
Keith Mintzer(3).................................           53,718                *               *
S.P. Quek(10)....................................        4,725,360             23.8            18.3
Charles Riehm(3).................................           12,343                *               *
Rinzai Limited(11)...............................        4,725,360             23.8            18.3
M.C. Tam(12).....................................        1,260,096              6.3             4.9
Cramer Partners, L.P.(13)........................        1,044,166              5.3             4.0
All Directors and Executive Officers as a Group
  (12 Persons)...................................       14,725,122             71.7            55.6

---------------

   * Less than 1%
 (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Includes, in certain instances, shares held in the name of an executive officer's or director's spouse or minor children, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares the executive officer or director may have disclaimed beneficial ownership. Unless otherwise noted, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.
 (2) Assumes the Company's 6% Cumulative Convertible Preferred Stock (the "6% Convertible Stock") is converted into Common Stock at $7.00.
 (3) Consists of options to purchase Common Stock and, with respect to Mr. Jones, includes 2,833 shares of Common Stock.
 (4) Includes 18,332 shares of Common Stock issuable upon the exercise of an option.
 (5) Mrs. Perrier Dreyer and her husband, John Dreyer, have shared voting and dispositive power with respect to these shares.
 (6) Includes 16,666 shares of Common Stock issuable upon the exercise of a stock option.
 (7) Includes 42,500 shares of Common Stock issuable upon exercise of a stock option.
 (8) Kaifa Technology's address is 2201 Hong Kong Worsted Mills Industrial Building, 31-39 Wo Tong Tsui Street, Kwai Chung, New Territories, Hong Kong. These shares are also shown as beneficially owned by Mr. Tam.
 (9) Consists of warrants to purchase Common Stock.
(10) Consists of 4,347,331 shares of Common Stock held by Rinzai Limited of which Mr. Quek serves as Chairman and 378,029 shares of Common Stock held by S.P. Quek Investments, PLC, Ltd. which is an affiliate of Mr. Quek.
(11) Rinzai Limited's address is 17 Jurong Port Road, Singapore 619092. These shares are also shown as beneficially owned by Mr. Quek.
(12) Consists of Common Stock held by Kaifa Technology (H.K.) Limited of which Mr. Tam serves as President.
(13) Cramer Partners, L.P. address is 100 Wall Street, 8th Floor, New York, New York 10004.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company may retain the services of a proxy solicitation firm to aid in solicitation of proxies from brokers, bank nominees and other institutional owners, on terms customary for such services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting in person or by properly executed proxy is necessary to constitute a quorum. Abstentions will be considered shares present for purposes of determining whether a quorum is present. Broker non-votes will not be considered as shares entitled to vote and will, therefore, not be considered for purposes of determining whether a quorum is present; provided, however, in no case will a quorum be less than 33 1/3% of outstanding shares of common stock.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company no later than December 4, 1998 so that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the two Board of Director positions representing the Class II Directors are to be elected at the meeting. If elected, each nominee will serve until the 2001 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The directors designated as Class I and Class III have been previously elected to serve until the 2000 and 1999 Annual Meetings of Stockholders, respectively, or until their respective successors are duly elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, each of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the election of the nominees listed below. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

NAME AND AGE                                 PRINCIPAL OCCUPATION INFORMATION                 DIRECTOR SINCE
------------                                 --------------------------------                 --------------
Class II -- Nominees for Term Expiring at 2001 Annual Meeting
S.P. Quek, 50...............  Mr. Quek is Chairman of ACMA Limited, a publicly traded              1997
                              company in Singapore whose principal business is investment holdings and contract works. Mr. Quek served as a director of
                              Hayes Microcomputer from April 1996 to December 1997.
M.C. Tam, 49................  Mr. Tam is Vice Chairman of Kaifa Technology (H.K.) Limited, a
                              publicly traded company in China, whose principal business is subcontract manufacturing. Mr. Tam has served as a director of
                              Hayes Microcomputer from April 1996 to December 1997.

Class III -- Term Expiring at 1999 Annual Meeting
Dennis Hayes, 48 Chairman...  Mr. Hayes founded Hayes Microcomputer in 1977 at the age of 27       1997
                              and has served as Chairman and Director of Hayes Microcomputer from its inception and is currently serving as Chairman of the
                              Company, and on the Board of Directors.

NAME AND AGE                                 PRINCIPAL OCCUPATION INFORMATION                 DIRECTOR SINCE
------------                                 --------------------------------                 --------------
                              Mr. Hayes worked on the first of four-bit microprocessor
                              technology while employed at Financial Data Services. After concluding his studies at Georgia Tech, Mr. Hayes worked for
                              National Data Corporation where he developed microcomputer based systems to interconnect networks and maintain
                              communications systems on large mainframe computers. Mr. Hayes is active in both community and industry associations
                              including the Public Policy Committee of the Computing
                              Technology Industry Association, the Association of On Line
                              Processionals, Georgia High Tech Alliance, Governor's Advisory
                              Council on Science and Technology and Georgia Center for
                              Advanced Telecommunications Technology. Mr. Hayes is also the
                              Georgia Representative to the Federal Lab Consortium and is
                              one of the four initial inductees into the Technology Hall of
                              Fame in Georgia.
Ronald Howard, 41...........  Mr. Howard served as Chairman of the Board, President and            1996
                              Chief Executive Officer of the Company from November 1996 to
                              December 1997 and has served as Vice Chairman and Chief
                              Executive Officer of the Company since December 1997. Mr.
                              Howard served as President of the Datability Networks Division of Penril from November 1994 to November 1996, and as
                              Co-President of that division from May 1993 until November
                              1994. Mr. Howard was President of Datability Inc. from its founding in 1977 until it was acquired by Penril in May 1993.
Barbara Perrier Dreyer,
  42........................  Ms. Perrier Dreyer has served as a Vice President and Chief          1996
                              Financial Officer of Communications Systems Technology, Inc.,
                              a developer of software and hardware communications and
                              control equipment since March 1996, and became a Senior Vice
                              President in October 1997. In July 1997, Ms. Perrier Dreyer
                              was appointed a member of the Board of Directors of the
                              International Teleconferencing Association. Ms. Perrier Dreyer
                              was President and founder of VideoGrafects, Inc., a multimedia communications company specializing in the production of video and computer based material, from its founding in August 1992, until the Company was sold to French Bray in March 1996. Prior to founding VideoGrafects, Inc., Ms. Perrier Dreyer was a
                              special (investing) partner with New Enterprise Associates, a venture capital firm.
Class I -- Term Expiring at 2000 Annual Meeting
Chiang Lam, 43..............  Mr. Lam is a financial investment advisor serving various            1997
                              venture capital interests. Mr. Lam has served as a director of
                              HMP since 1996, and served on the Board of Directors of
                              Paradigm Technology from June 1994 to August 1996.
P.K. Chan, 60...............  Mr. Chan has served as President and Chief Operating Officer         1997
                              of the Company since December 1997, and served in the same positions at Hayes Microcomputer since October 1997. He served as Vice President of Operations from October 1994 to October
                              1997. Prior to joining Hayes Microcomputer in October 1994,
                              Mr. Chan served as Managing Director of Achiever Group, a
                              subsidiary of Achiever

NAME AND AGE                                 PRINCIPAL OCCUPATION INFORMATION                 DIRECTOR SINCE
------------                                 --------------------------------                 --------------
                              Industrial Limited from 1991 to 1994. Prior to joining
                              Achiever Industrial Limited, he held various positions with
                              Ampex and Meadville Group, most recently serving as Managing
                              Director of Manufacturing.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 12 meetings during the fiscal year ended January 3, 1998. No director participated in fewer than 84% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she served.

     The Board of Directors has standing Audit and Compensation Committees. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors, which until December 1997 consisted of directors Barbara Perrier Dreyer and John Howard, held one meeting in fiscal 1997 at which all members were present. Effective January 1998, the committee consisted of Barbara Perrier Dreyer, Chiang Lam and Dennis Hayes. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors, which until December 1997 consisted of directors Paul Schaller and Arthur Samberg, held a total of two meetings during fiscal 1997. Effective January 1998, the Committee consisted of Barbara Perrier Dreyer and Chiang Lam. The Compensation Committee reviews and approves the Company's executive compensation policy, the compensation of the executive officers including the Chairman, the Vice-Chairman and Chief Executive Officer and the President and the grant of stock options and other stock incentives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, during the 1997 fiscal year, consisted of Paul Schaller and Arthur Samberg, neither of whom is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                                  PROPOSAL TWO

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

     At the meeting, the stockholders are being requested to consider and approve the adoption of the 1998 Hayes Corporation Stock Incentive Plan (the "Stock Incentive Plan") and the reservation of 2,000,000 shares of the Company's Common Stock for issuance thereunder. The Stock Incentive Plan is described in more detail below. Since each executive officer and inside director of the Company is eligible to receive options under the Stock Incentive Plan, each such executive officer and director has a personal interest in the Stock Incentive Plan.

BACKGROUND

     In February 1998, the Board of Directors adopted the Stock Incentive Plan, and reserved 2,000,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. The number of shares reserved for issuance under the Stock Incentive Plan may be adjusted in the event of certain events affecting the Company's capitalization. The Stock Incentive Plan is intended to replace the Access Beyond Amended and Restated 1996 Incentive Option Plan and the Hayes Microcomputer Products, Inc. Stock Option Plan and no further options will be granted under these option plans. Outstanding options previously granted under the Company's previous stock option plans will continue in effect until they are exercised, canceled or terminated.

PURPOSE

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to have a stock incentive plan in place for several reasons. First, the Board of Directors believes that having such a stock plan is vital to retaining, motivating and rewarding employees, executives and consultants (collectively referred to herein as "employees") by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. Second, the Board of Directors believes that granting stock incentives to employees is an important contributor to aligning the incentives of the Company's employees with the interests of the Company's stockholders. Third, the number of shares reserved for issuance under the Stock Incentive Plan will provide the Company with a pool of options and other stock incentives that the Board believes will enable the Company to compete effectively with other companies for existing and new personnel. Competition for qualified personnel in the technology market is extremely intense and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board of Directors believes that in order to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company. Finally, an adequate pool of stock incentives will enhance the Company's ability to structure attractive offers to potential acquisition targets by enabling the Company to provide stock incentives to an acquired company's employees.

SUMMARY OF PLAN

     The following summarizes the principal terms of the Stock Incentive Plan. The summary is qualified in its entirety by reference to the form of the Stock Incentive Plan, a copy of which is attached to the proxy statement as Exhibit A. Stockholders should refer to the Stock Incentive Plan for more complete information.

     General. The Stock Incentive Plan provides for the granting of awards of incentive stock options and nonqualified stock options ("options"), stock appreciation rights ("SARs") and restricted awards. The material terms of each type of award are discussed below.

     Administration. The Stock Incentive Plan is administered by the compensation committee of the Board of Directors or by the Board of Directors, if it assumes administration of the Plan (for purposes hereof, the "Committee").

     Eligibility; Limitations. Awards rights may be granted under the Stock Incentive Plan to employees and independent contractors of the Company and any parent or subsidiary of the Company.

     The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such options may be granted, the time or times at which such awards shall be granted, the types of awards, the number of shares subject to each such grant, if any, the terms, conditions, restrictions, limitations and all other matters relating to an award.

     Participants granted awards will be subject to certain restrictions on exercise or vesting (such as restrictions imposed in the event of termination of employment) as provided in the plan and related agreement. In addition, awards are not transferable other than by will or the laws of intestate succession.

     The Stock Incentive Plan also restricts the maximum amount of awards that may be granted to any employee. In particular, the Stock Incentive Plan provides that (subject to capital adjustments) an employee may not be granted awards under the plan for more than 500,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the date of grant of the award) during any calendar year. The closing sales price of the Common Stock as quoted in the NASDAQ National Market System was $8.50 as of March 16, 1998.

     The Plan provides for the following types of awards:

     Stock Options. Each option is subject to the following additional terms and conditions:

     Exercise Price. The Committee determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a greater than 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     Exercise of Option; Form of Consideration. The Committee determines when options become exercisable and any conditions which must be satisfied before the option may be exercised. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Stock Incentive Plan permits payments to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof of these methods.

     Term of Options. The Stock Incentive Plan provides the term of an option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

     SARs. Under the terms of the plan, SARs may be granted to an optionee of an option with respect to all or a portion of the shares of Common Stock subject to the related option or may be granted separately. Upon exercise, a participant is entitled to receive consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the SAR price (subject to certain plan limitations). The consideration may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of Common Stock. SARs are exercisable according to the terms stated in the related agreement. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options.

     Restricted Awards. The Stock Incentive Plan also authorizes the grant of restricted awards to such participants in such numbers, upon such terms and at such times as the Committee may determine. A restricted award may consist of a restricted stock award or a restricted unit, or both. Restricted awards are payable in cash or shares of Common Stock (including restricted stock), or partly in cash and partly in shares of Common Stock, in accordance with the terms of the plan and in the discretion of the Committee. The Committee may condition the grant or vesting, or both, of a restricted award upon the continued service of the recipient for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee has sole authority to determine the extent to which restricted awards are earned.

     Performance-Based Compensation -- Section 162(m) Requirements. Section 162(m) of the Internal Revenue Code of 1986 (the "Code") was amended in 1993 to deny an employer a deduction for compensation paid to covered employees (generally, the named executives in the summary compensation table) of a publicly held corporation that exceeds $1 million unless the compensation is exempt from the $1 million limitation because it is performance-based. The Stock Incentive Plan authorizes the Committee to determine the extent that awards granted under the plan to covered employees will comply with the restrictions imposed by Section 162(m) of the Code.

     Pursuant to the plan, restricted awards that are performance based may be based on such Company business unit and/or individual performance factors and criteria as the Committee determines, including but not limited to earnings per share, return on equity, return on assets or total return to stockholders. Options and SARs which may be granted under the plan meet the Section 162(m) performance-based criteria as long as, by their terms, compensation is based solely on an increase in the fair market value of stock after the date of grant. The Committee may grant restricted awards under the Stock Incentive Plan which are not based on the performance criteria specified above, in which case the compensation paid under such awards to which Section 162(m) of the Code is applicable may not be deductible.

     Change of Control. The Stock Incentive Plan provides that, upon a change of control (as defined in the plan) (i) all options and SARs outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable; and (ii) any restrictions applicable to any restricted awards will be deemed to have expired, and such restricted awards will become fully vested and payable to the fullest extent of the original award. However, the plan authorizes the Committee, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related corporation, to determine that any or all awards shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation takes such action (including but not limited to the assumption of plan awards or the grant of substitute awards) which, in the opinion of the Committee, is equitable or appropriate to protect the rights and interest of participants under the plan.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Incentive Plan, the number and class of shares of stock subject to any award outstanding under the Stock Incentive Plan, and the exercise price of any such outstanding option or SAR.

     Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend or terminate the Stock Incentive Plan or any part thereof, at any time for any reason. However, the Company shall obtain stockholder approval for any amendment to the Stock Incentive Plan to the extent necessary to comply with
Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the Stock Incentive Plan without the written consent of the optionee. Unless terminated earlier, the Stock Incentive Plan shall terminate 10 years form the date of approval by the stockholders or the Board of Directors of the Company, which is earlier.

     Certain Federal Income Tax Consequences. The following generally describes the principal federal (and not state and local) income tax consequences of award granted under the Stock Incentive Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

     Incentive stock options granted under the Stock Incentive Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to
Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or twelve months in the event of death or disability). The Company will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired upon exercise of an incentive stock option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above not met, the option will be treated as a nonqualified stock option.

     For federal income tax purposes, the grant of a nonqualified stock option, SAR or restricted stock award does not result in taxable income to the holder or a tax deduction to the Company. At the time of exercise of a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price constitutes taxable ordinary income to the optionee. The Company is entitled to a deduction in the same year in an amount equal to the income taxable to the participant. Similarly, at the time of exercise of an SAR, the amount of cash and fair market value of shares received by the SAR holder, less cash or other consideration paid (if any), is taxed to the SAR holder as ordinary income and the Company receives a corresponding income tax deduction.

     Upon expiration of the restricted period applicable to a restricted stock award, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), is included in the participant's ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income as compensation at the time the restricted stock is awarded, an amount equal to the fair market value of such shares at such time, less any amount paid therefor. The Company is entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

     The federal income tax consequences of the award of restricted units and other restricted awards other than restricted stock will depend on the conditions of the award. Generally, the transfer of cash or property results in ordinary income to the participant and a tax deduction to the Company. If there is a substantial risk that the property transferred will be forfeited (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the risk of forfeiture lapses unless the participant elects to accelerate the taxable event to the date of transfer. Generally, any deduction by the Company occurs only when ordinary income in respect of an award is recognized by the participant (and then the deduction is subject to reasonable compensation and withholding requirements).

CURRENT PLAN BENEFITS

     The Company cannot now determine the number of stock awards to be granted in the future to the Named Executive Officers (as defined in "Management Compensation and Certain Transactions -- Summary Compensation Table"), all executive officers as a group, all directors who are not executive officers as a group or all employees (including officers who are not executive officers) as a group. However, the following table sets forth information with respect to stock award grants under all other Company stock plans during the fiscal year ended January 3, 1998 to such persons:

                          CURRENT PLAN BENEFITS TABLE

                                                                NUMBER
                                                              OF SHARES
                                                               SUBJECT
                                                              TO OPTION      DOLLAR
NAME                                                          GRANTED(1)    VALUE(2)
----                                                          ----------   -----------
Dennis Hayes................................................     66,667             --
Ronald Howard...............................................    350,000             --
P.K. Chan...................................................    231,445    $ 2,685,457
James Jones.................................................    231,445      2,685,457
Keith Mintzer...............................................    216,015      2,466,952
All executive officers as a group...........................  1,373,889     13,115,767
Non-executive directors group...............................     43,333             --
All other employees as a group..............................    650,721      5,005,210

---------------

(1) The Company did not grant SARs or restricted awards during 1997.
(2) This dollar value effects the difference between $12.189 (the closing price of the Company's Common Stock on January 2, 1998, as quoted on the NASDAQ Stock Market) and the exercise price of such option, multiplied by the number of shares subject to such option.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast at the meeting will be required to approve the adoption of the Company's Stock Incentive Plan. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S STOCK INCENTIVE PLAN.

                                 PROPOSAL THREE

           APPROVAL OF HAYES CORPORATION EMPLOYEE STOCK PURCHASE PLAN

     At the meeting, the stockholders are being requested to consider and approve the adoption of the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") and the reservation of 1,000,000 shares of the Company's Common Stock for issuance thereunder. If approved by stockholders, the Stock Purchase Plan will enable eligible employees to be granted options to purchase shares of Common Stock at a discount through payroll deductions or other means established under the plan.

BACKGROUND

     In February 1998, the Board of Directors adopted the Stock Purchase Plan and reserved 1,000,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. The Stock Purchase Plan is intended to provide a means for the Company's employees to acquire the Company's Common Stock and to promote employee ownership of the Company's Common Stock. The aggregate number of shares of Common Stock which may be purchased under the Stock Purchase Plan may not exceed 1,000,000, subject to adjustment in the event of mergers, consolidations, stock dividends, stock splits or other changes in the outstanding Common Stock in accordance with plan terms. Shares issued under the plan may be authorized and unissued shares, treasury shares or shares purchased on the open market.

GENERAL

     The purposes of the Stock Purchase Plan are to attract and retain the best available personnel with the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company's business. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and thus to permit participants to receive favorable tax treatment, as described below.

SUMMARY OF TERMS

     The following summary describes the material terms of the Stock Purchase Plan and is qualified in all respects by reference to the terms of the plan, which is attached as Exhibit B to this proxy statement. Stockholders should refer to the Stock Purchase Plan for more complete and detailed information.

     Administration. The Stock Purchase Plan will be administered by the Board of Directors or, upon its delegation, the Compensation Committee of the Board of Directors (each referred to herein as the "Committee").

     Eligibility. Any employee of the Company or a subsidiary of the Company that has been so employed for 90 days or more is eligible to participate in the Stock Purchase Plan except for (i) any employee whose customary employment is 20 hours or less per work or (ii) any employee whose customary employment is for not more than five months in any calendar year. Approximately 651 employees are eligible to participate at this time, although that number is subject to change in the future.

     Amendments; Term. The Board of Directors may at any time, and from time to time, modify, amend, suspend or terminate the Stock Purchase Plan or any option, except that (i) stockholder approval is required of any amendment to the extent required under Section 423 of the Code or other applicable law or rule; and

(ii) no amendment may materially and adversely affect any outstanding option without the participant's consent. The plan will have a 10-year term unless terminated earlier by the Board.

     Share Purchases. If the Stock Purchase Plan is approved by the stockholders, beginning July 5, 1998, the Company will grant options on the first day of each fiscal quarter of each year that the Stock Purchase Plan is in effect. A purchase period generally will end on the last day of the respective quarter, although the Committee has authority to modify the duration of purchase periods. On the offer date for each purchase period, a participant will be granted the option to purchase such number of shares of Common Stock as is determined by dividing the amount of the participant's account on such date by the applicable option price. No participant in the plan is permitted to purchase Common Stock under the plan at a rate that exceeds $25,000 in fair market value of Common Stock, determined at the time options are granted, for each calendar year, and additional restrictions may apply to the purchase of shares based on the terms of the plan and Section 423 of the Code.

     Payroll Deductions. Eligible employees must complete a subscription agreement authorizing payroll deductions to participate in the Stock Purchase Plan. Participants may elect to have payroll deductions made each payday at a rate of not less than 1% or more than 15% (in a whole percentage) of his or her compensation. Deductions are credited to each participant's account. Payment of shares of Common Stock purchased under the plan will be made by authorized payroll deductions from a participant's compensation.

     Option Price. The option price is 85% of the fair market value of the Common Stock on the last day of the purchase period.

     Automatic exercise. Unless a participant withdraws or terminates employment (or ceases to be eligible to participate) before the purchase date, the option to purchase will be automatically exercised and the participant will receive the applicable number of shares of Common Stock.

     Withdrawal; Termination of Employment. A participant may withdraw all but not less than all of his account (without interest) at any time before the applicable exercise date. Upon termination of employment for any reason (or if the participant is no longer eligible to participate), the participant shall be deemed to have withdrawn from the Stock Purchase Plan. In such event, all payroll deductions credited to his account but not yet used to exercise an option shall be delivered to the participant.

NEW PLAN BENEFITS

     It is not possible to determine how many eligible employees will participate in the Stock Purchase Plan if it is adopted. Therefore, it is not possible to determine the dollar value or number of shares of Common Stock that will be distributed under the plan. The Company anticipates, however, that on the average approximately 100,000 shares of Common Stock will be distributed annually during the ten-year term of the plan. Based on a per share price of $8.50 (the closing sales price of the Common Stock on the Nasdaq National Market on March 16, 1998), the benefits of the Stock Purchase Plan during 1997 would have been as follows:

                 HAYES CORPORATION EMPLOYEE STOCK PURCHASE PLAN

NAME                                                        DOLLAR VALUE   NUMBER OF SHARES
----                                                        ------------   ----------------
Dennis Hayes..............................................          --              --
Ronald Howard.............................................    $ 25,000           3,460
P.K. Chan.................................................      22,850           3,163
James Jones...............................................      17,700           2,449
Keith Mintzer.............................................      17,300           2,394
Executive Group...........................................     109,475          15,150
Non-Executive Officer Employee Group......................     300,000          41,522

CERTAIN FEDERAL TAX CONSEQUENCES

     As noted above, the Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the plan will not realize income (and the Company will not receive a deduction) at the time an option is granted or when the shares purchased under the plan are transferred to him, although participants will receive the benefit of the discounted price at the time of purchase.

     Participants will, however, recognize income when they sell or dispose of the shares. If an employee disposes of such shares after two years from the date of grant of the option and after one year from the date of the purchase of such shares, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (ii) the excess of the fair market value of the stock at the time of the grant of the option over the option price (that is, the option price discount). The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includable in his income as compensation. Any additional gain or loss will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

     If any employee disposes of the shares purchased under the Stock Purchase Plan within such two-year or one-year period, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, the participant's employer will be entitled to a tax deduction equal to the amount the employee is required to include in income as a result of such disposition.

     The discussion above is only a summary of certain federal income consequences to the Company and participating employees, and does not cover the tax consequences that might arise in every individual circumstance.

VOTE REQUIRED

     Adoption of this proposal requires an affirmative vote by the holders of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S STOCK PURCHASE PLAN AND THE RESERVATION OF 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP ("Coopers") independent auditors of financial statements of the Company for the fiscal year ending January 2, 1999. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. Representatives of Coopers are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

     On January 9, 1998, on the recommendation and approval of the Audit Committee of the Board of Directors, management was authorized to retain Coopers and to dismiss Deloitte & Touche LLP ("Deloitte") effective January 19, 1998, as the certifying accountant for the Company's consolidated financial statements.

     The reports of Deloitte on the consolidated financial statements of Access Beyond (the successor company to Penril DataComm Networks, Inc.) for each of the two years ended July 31, 1997, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Deloitte during the two years ended July 31, 1997, and up to January 19, 1998, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     There were no events communicated by Deloitte during the two years ended July 31, 1997, and up to January 19, 1998, regarding the following:

     1. That the internal controls necessary for the Company to develop reliable financial statements did not exist.

     2. That information has come to Deloitte's attention that has led it to no longer be able to rely on management's representatives or that has made it unwilling to be associated with the financial statements prepared by management.

     3. That Deloitte needed to expand significantly the scope of their audit or that they have become aware of information that if further investigated may materially impact the fairness and reliability of a previously issued audit report or underlying financial statements or cause it to be unwilling to rely on management's representatives or to be associated with the Company's financial statements.

     4. That information has come to Deloitte's attention that it has concluded materially impacts the fairness or reliability of the previously issued audit report or underlying financial statements and that due to any reason, as not been resolved to Deloitte's satisfaction prior to January 19, 1998.

     The Company had not previously retained or consulted Coopers with respect to the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or as to any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities and Exchange Commission, or a reportable event (as described in paragraph (a)(1)(iv) or Item 304 of Regulation S-K.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS AS INDEPENDENT AUDITORS.

                MANAGEMENT COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY COMPENSATION TABLE

     The following tables provide information with respect to the annual compensation for services in all capacities to the Company for the fiscal years ended January 3, 1998, December 31, 1996 and December 31, 1995 of (i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Executive Officers") who were employed by the Company at the end of fiscal year 1997.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                         AWARDS OF
                                         ANNUAL COMPENSATION(1)          SECURITIES
                                      -----------------------------      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)    BONUS ($)      OPTIONS(#)    COMPENSATION($)
---------------------------           ----   ----------   ---------     ------------   ---------------
Dennis Hayes........................  1997   $1,021,290   $450,000(2)      66,667         $ 12,597(3)
  Chairman                            1996    1,000,000    250,000             --          201,951(3)
                                      1995    1,000,000         --             --           10,134(3)
Ronald Howard.......................  1997      174,612         --         50,000          449,999(4)
  Vice Chairman and                   1996      213,885         --        100,000          568,275(4)
  Chief Executive Officer             1995      188,542         --             --            6,050(4)
P.K. Chan...........................  1997      228,500     44,850             --           38,409(5)
  President and Chief                 1996      198,024     13,792        231,446            1,275(5)
  Operating Officer                   1995      203,526     14,791             --               --

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                         AWARDS OF
                                         ANNUAL COMPENSATION(1)          SECURITIES
                                      -----------------------------      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)    BONUS ($)      OPTIONS(#)    COMPENSATION($)
---------------------------           ----   ----------   ---------     ------------   ---------------
James Jones.........................  1997      177,333      6,000             --           11,923(6)
  Vice President and                  1996      161,064     29,016        231,446           37,396(6)
  Chief Financial Officer
Keith Mintzer.......................  1997      173,093     30,000        216,015              408(7)
  Vice President of World Wide Sales

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life insurance or other benefits which are available to all salaried employees of Hayes, and certain perquisites and other benefits, securities or property which do not exceed the lesser or $50,000 or 10% of the Named Executive Officer's total salary and bonus.
(2) Mr. Hayes received a $450,000 bonus in connection with the Company's merger with Hayes Microcomputer.
(3) For 1997, amount includes $8,118, $3,267 and $1,212 for payment of life insurance, automobile use and club dues, respectively. For 1996, amount includes $192,307 for payout of accrued vacation and $6,690, $1,754 and $1,200 for payment of life insurance premiums, automobile use and club dues, respectively. For 1995, amount includes $6,782, $2,134 and $1,218 for payment of life insurance premiums, automobile use and club dues, respectively.
(4) Effective December 30, 1997 Mr. Howard became Vice Chairman and Chief Executive Officer of the Company. Amounts include payments by the Company prior to that date. For 1997, Mr. Howard received a change of control payment of $437,500 as a result of the Company's merger with Hayes Microcomputer which was paid in the form of Common Stock. For 1997, amount includes payments of $5,899 and $6,600 for payment of life insurance premiums and car allowance. For 1996, Mr. Howard received a change of control payment of $562,500 as a result of the acquisition of Penril DataComm Networks, Inc. by Bay Networks, Inc. 1996 and 1995 amounts also include $5,775 and $6,050, respectively for a car allowance.
(5) 1997 amount includes $35,601 in relocation expenses and $2,808 for life insurance premiums. 1996 amount represents life insurance premiums.
(6) Mr. Jones joined the Company in January 1996. Includes payments for relocation expenses of $11,575 and $37,143 and life insurance premiums of $408 and $253 for 1997 and 1996, respectively.
(7) Mr. Mintzer joined the Company in January 1997. Represents life insurance premiums.

        STOCK OPTIONS GRANTED IN FISCAL 1997 TO NAMED EXECUTIVE OFFICERS

     The following table provides information with respect to the option grants in 1997 for the Named Executive Officers:

                                                                                        POTENTIAL REALIZABLE VALUE
                                             PERCENT OF                                      AT ASSUMED ANNUAL
                               NUMBER OF       TOTAL                                       RATES OF STOCK PRICE
                               SECURITIES     OPTIONS                                          APPRECIATION
                               UNDERLYING    GRANTED TO      EXERCISE                         FOR OPTION TERM
                                OPTIONS     EMPLOYEES IN       PRICE       EXPIRATION   ---------------------------
NAME                           GRANTED(1)   FISCAL YEAR    ($) PER SHARE      DATE          5%             10%
----                           ----------   ------------   -------------   ----------   -----------   -------------
Dennis Hayes.................    66,666         8.25%         $ 14.46       01/01/08     $606,503      $1,537,014
Ronald Howard................    50,000         6.19            14.46       01/01/08      454,875       1,152,755
Keith Mintzer................    61,718         7.64             0.64       02/18/07       25,150          63,736
                                154,297        19.10             0.81       07/03/07       79,278         200,910

---------------

(1) Includes options granted under stock option plans of the Company and Hayes Microcomputer.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

     The following table provides information with respect to option year end values for the Named Executive Officers. There were no option exercises in fiscal 1997 by the Named Executive Officers.

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                               OPTIONS AT FISCAL YEAR END   MONEY OPTIONS AT FISCAL YEAR END
NAME                                           EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                                           --------------------------   --------------------------------
Dennis Hayes.................................         16,666/50,001                            --/--
Ronald Howard................................        45,883/104,167                            --/--
P.K. Chan....................................        77,148/154,297                904,715/1,780,742
James Jones..................................        77,148/154,297                904,715/1,780,742
Keith Mintzer................................        61,718/154,297                712,287/1,754,665

EMPLOYMENT AGREEMENTS

     Mr. Hayes is employed pursuant to a three-year employment agreement which became effective January 1, 1998. Mr. Hayes base salary is $400,000, with annual increases on each December 30 directly proportional to any increase (but not decrease) in the cost of living as reflected by the Consumer Price Index for Urban Wage Earners and Clerical Workers -- All Items ("CPI") published by the Bureau of Labor Statistics. Mr. Hayes is also eligible for a personal incentive bonus of up to $500,000 per year based on attaining personal goals approved by the Board of Directors in respect of his duties on behalf of the Company and a corporate incentive bonus in the maximum amount of $300,000 per year upon the Company attaining goals established by the Board of Directors. In addition, Mr. Hayes will receive on January 1 of each year during the term of the employment agreement ten year stock options to purchase 66,666 shares of Common Stock with an exercise price of fair market value on the date of award. Twenty-five percent (25%) of the options will vest on the date of award, and an additional 25% will vest on December 31 of such year and each ensuing year. If Mr. Hayes voluntarily resigns his employment (except in the case of a breach of the employment agreement by the Company, or in the event of a "change in control" as such term is defined in the employment agreement) or is discharged for "Cause" as such term is defined in the employment agreement, then no further vesting will occur and all unvested options will terminate immediately upon termination of employment. Mr. Hayes must exercise any vested options after such termination of employment within the earlier to occur of five years after the date of termination or the expiration of the 10-year term of the options. Mr. Hayes also receives certain short-term and long-term disability benefits under the Company's respective disability plans and a car and driver on a full-time basis. The Company also pays the premiums on the life insurance policy of Mr. Hayes. Mr. Hayes will receive a severance payment in an amount equal to three-twelfths ( 3/12) of his base salary in the event of Mr. Hayes' death during the term of the employment agreement. Mr. Hayes has agreed not to compete with the Company and not to solicit the Company's employees during the term of his employment and for 18 months thereafter.

     Mr. Howard is employed pursuant to a three-year year employment agreement, which became effective January 1, 1998, as the Vice-Chairman and Chief Executive Officer of the Company. At any time after December 30, 1998, the Company may require or Mr. Howard may determine that Mr. Howard cease to be Chief Executive Officer and in such case, Mr. Howard shall be a consultant to the Company for the balance of the term and on the same terms. His annual base salary is $280,000 per year, with annual increases to be reviewed by the Company Board of Directors. Mr. Howard is also eligible for a cash bonus in an amount calculated by dividing his base salary by 59.4% and subtracting his base salary from the resulting amount (the "Bonus Amount"). Such Bonus Amount consists of two parts:
(a) a personal incentive bonus in the maximum amount of 30% of the amount remaining after subtracting $50,000 from the Bonus Amount, based on attaining personal goals established by the Board of Directors in respect of Mr. Howard's duties on behalf of the Company and (b) a corporate incentive bonus in the maximum amount of $50,000 plus 70% of the amount remaining after subtracting $50,000 from the Bonus Amount, based on the Company's attaining such goals, objectives and benchmarks as shall be set the Board of Directors. In addition, Mr. Howard will receive on January 1 of each year during the term; ten-year stock options to purchase 50,000 shares of Common Stock with an exercise price of fair market value on the date of award. Twenty-five percent of the options vest on the date of award, and an additional 25% vest on December 31 of such year and each ensuing year. If Mr. Howard voluntarily resigns his employment (except in the case of a breach of the employment agreement by the Company, or in the event of a "change in control" as such term is defined in the employment agreement) or is discharged for "Cause" as such term is defined in the employment agreement, then no further vesting will occur and all unvested options will terminate immediately upon termination of employment. Mr. Howard must exercise any vested options after such termination of employment within the earlier to occur of five years after the dates of termination or the expiration of the 10-year term of the options. The Company will also continue to pay the premiums on the life insurance policy that has been maintained by the Company on Mr. Howard's life. Mr. Howard has agreed not to compete with the Company, and not to solicit the Company's customers and employees during the term of his employment and for 18 months thereafter.

     Mr. Chan is employed pursuant to an Executive Employment Agreement dated October 7, 1996 and amended on October 1, 1997. The term of the agreement is two
(2) years from the date of the agreement as amended. Mr. Chan's annual base salary is $240,000 and he is entitled to receive additional incentive compensation of up to $72,000 based upon criteria to be determined by Hayes. He is generally eligible for participation in the employee benefits programs, including stock option plans. In the event of a termination for "Cause" (as defined in the agreement), a voluntary termination by Mr. Chan, or the expiration of the term, Mr. Chan will receive no right to compensation or other benefits. If Mr. Chan's employment is terminated by the Board of Directors for any reason other than "Cause" within the term of the agreement, Mr. Chan is entitled to receive a severance in the form of salary continuation for twelve
(12) months following the effective date of the termination. Finally, the Agreement includes an invention assignment and protective covenants of two (2) years in duration.

     Mr. Jones is employed pursuant to an Executive Employment Agreement dated October 31, 1997. The term of the agreement is two (2) years from the date of the agreement. Mr. Jones's annual base salary is $181,000 and he is entitled to receive additional incentive compensation of up to $54,300 based upon criteria to be determined by the Board of Directors. He is generally eligible for participation in the employee benefits programs of the Company, including stock option plans. In the event of a termination for "Cause" (as defined in the agreement), a voluntary termination by Mr. Jones, or the expiration of the term, Mr. Jones will receive no right to compensation or other benefits. If Mr. Jones's employment is terminated by the Board of Directors for any reason other than "Cause" within the term of the agreement, Mr. Jones is entitled to receive a severance payment in the form of salary continuation until the later in time of the remainder of the term of the Agreement or twelve (12) months following the effective date of the termination. Finally, the agreement includes an invention assignment and protective covenants of two (2) years in duration.

     Mr. Mintzer is employed pursuant to an Executive Employment Agreement dated January 1997. The terms of the agreement is two years from the date of the agreement. Mr. Mintzer's base salary is $175,000 and he is entitled to receive additional incentive compensation of up to $75,000 based upon criteria to be determined by the Board of Directors. He is generally eligible for participation in the employee benefits programs of the Company, including stock option plans. In the event of a termination for "Cause" (as defined in the Agreement), a voluntary termination by Mr. Mintzer, or the expiration of the term, Mr. Mintzer will receive no right to compensation or other benefits. If Mr. Mintzer's employment is terminated by the Company, the Chairman of the Board, or the Chief Executive Officer for any reason other than "Cause" within the term of the Agreement, Mr. Mintzer is entitled to receive a severance in the form of salary continuation for six (6) months following the date of termination. In the event of a termination or qualifying resignation relating to a "Change of Control" (as defined in the Executive Employment Agreement), then Mr. Mintzer is entitled to receive a severance in the form of salary continuation for twelve (12) months following the effective date of the termination. Finally, the agreement includes an invention assignment and protective covenants of two (2) years in duration.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Introduction. The Compensation Committee is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's executives. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

     Philosophy. The Company's executive compensation program seeks to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholders value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally. Historically, the Company's executive employees have received cash-based and equity-based compensation. During 1997, these continued to be the principle elements of executive compensation.

     Base Salary. Base salary represents the primary cash component of an executive employee's compensation and is determined by evaluating the responsibilities associated with an employee's position at the Company, the employee's overall level of experience, and industry competitive salaries.

     Bonuses. In addition, the Compensation Committee, in its discretion, may award bonuses. Each of the Named Executive Officers participates in an executive bonus plan or has an employment agreement that provides for a potential bonus award. Bonus potentials range from 30% to 200% of base salary.

     Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board of Directors believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

     Compensation of the Chief Executive Officer. The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers are also applicable to the Chief Executive Officer. The Chief Executive Officer's salary for 1997 was based on his previously existing employment agreement with the Company. The Chief Executive Officer did not receive a bonus in 1997. In connection with the merger of the Company and Hayes Microcomputer the Chief Executive Officer and the Company entered into a new employment agreement recognizing his new responsibilities with the Company. On January 1, 1998 the Company granted the Chief Executive Officer a stock option to purchase shares of Company Common Stock pursuant to his employment agreement. In addition, the Chief Executive Officer pursuant to the term, of his previously existing employment agreement was paid, in the form of Common Stock, a change of control payment of $437,000 in connection with the Company's merger with Hayes Microcomputer.

Respectfully Submitted,
Compensation Committee Members:
Barbara Perrier Dryer
Chiang Lam

DIRECTORS COMPENSATION

     Members of the Board of Directors who are also employees of the Company do not receive any additional compensation for service on the Board of Directors or any committees thereof. Members of the Board of Directors who are not employees receive an annual retainer of $5,000, plus a stipend of $1,000 for each Board of Directors meeting attended. Non-employee directors receive additional stipends for service on committees of the Board of Directors of $1,000 per committee meeting not held on the same day as a Board of Directors meeting.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all filing requirements applicable to its executive officers and directors and greater than 10% shareholders were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 10, 1997, Hayes Microcomputer sold 72,277 shares of common stock of BVRP Software S.A. ("BVRP"), to an affiliate of ACMA Limited, from a shareholder of Hayes Microcomputer and now a stockholder of the Company, for a purchase price of approximately $2.0 million. Such shares were sold at a discount of 15% from the market price established by the average of the closing price of BVRP for the three days prior to November 25, 1997. BVRP common stock is registered and traded on the Nouveau Marche.

     Mr. Hayes has an employment agreement with the Company and Hayes Microcomputer had loaned funds to Mr. Hayes bearing interest at the prime rate. Such loans were repaid on December 31, 1997. The largest aggregate amount of indebtedness outstanding during 1997 was $249,043. Mr. Hayes sits on the Boards of Directors of three companies in which the Company has an ownership interest:
Scaleable Software Solutions, Inc., BVRP Software S.A., and Xylon Semiconductors, Inc.

     Kaifa Technology (H.K.) Limited, ("Kaifa") is a stockholder of the Company that currently owns 1,260,096 shares of Common Stock. Kaifa and Hayes Microcomputer have entered into a Subcontract Manufacturing Agreement, pursuant to which Kaifa performs certain manufacturing work for Hayes Microcomputer in its factory in Hong Kong.

     Rolling Profit Holdings, Ltd. is a stockholder of the Company, currently owning 630,047 shares of Common Stock. Wong's Electronics Limited ("Wong") is an affiliate of Rolling Profit Holdings, Ltd. Wong's and Hayes Microcomputer have entered into a Subcontract Manufacturing Agreement, pursuant to which Wong's performs certain manufacturing work for Hayes Microcomputer in its factory in China.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the monthly percentage change in cumulative stockholder return on the Common Stock since November 18, 1996, the date on which the Common Stock began trading on NASDAQ/NMS with (i) the cumulative total return on the NASDAQ/NMS Stock Market Index, and (ii) Hambrecht and Quist Technology Index selected by the Company (see below). The figures presented below assume a reinvestment of all dividends paid on the applicable dividend payment date and that $100 was invested in the Company's Common Stock, and in the stock of the companies comprising each of the indices and such stock was held through January 3, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG HAYES CORPORATION, H&Q TECHNOLOGY INDEX AND THE NASDAQ STOCK MARKET INDEX

        MEASUREMENT PERIOD                                                  NASDAQ STOCK
      (FISCAL YEAR COVERED)         HAYES CORPORATION   H&Q TECHNOLOGY      MARKET - U.S.
10/31/96                                          100                100                100
11/30/96                                       116.67             104.74             103.28
12/31/96                                       112.96             101.93             103.19
01/31/97                                       101.85             112.85             110.52
02/28/97                                        88.89             103.63             104.41
03/31/97                                        61.11              97.16              97.59
04/30/97                                        57.41             100.75             100.64
05/31/97                                        74.07             115.92             112.05
06/30/97                                        62.96             116.94             115.48
07/31/97                                        77.78             135.75             127.67
08/31/97                                        72.22             136.14             127.48
09/30/97                                       105.56             141.72             135.02
10/31/97                                        71.29             126.58             128.00
11/30/97                                        80.55             125.27             128.63
12/31/97                                        62.03             119.50             126.62

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which had been enclosed.

                                          THE BOARD OF DIRECTORS

Dated: April 3, 1998

                                                                       EXHIBIT A

                           1998 STOCK INCENTIVE PLAN
                                       OF
                               HAYES CORPORATION

1. PURPOSE

     The purpose of the 1998 Stock Incentive Plan of Hayes Corporation (the "Plan") is to encourage and enable employees and independent contractors of Hayes Corporation (the "Corporation") and its related corporations to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "Awards") to employees and independent contractors, including the granting of incentive stock options ("Incentive Options"), nonqualified stock options ("Nonqualified Options"), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards"), and restricted units ("Restricted Units") to such participants. Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options." Restricted Stock Awards and Restricted Units shall be referred to herein collectively as "Restricted Awards."

2. ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"); provided, however, that the Board of Directors of the Corporation may, in its sole discretion, assume administration of the Plan in whole or in part. (For the purposes herein, references to the Committee shall also include the Board of Directors if it is acting in its administrative capacity.) Unless the Board shall determine otherwise, the Committee shall include no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as may be required by Rule 16b-3.

     (b) Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the chief executive officer as provided in Section 2(c), the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. In addition, the Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

3. EFFECTIVE DATE

     The effective date of the Plan shall be May 8, 1998 (the "Effective Date"). Awards may be granted under the Plan on and after the effective date, but no Awards will be granted after May 8, 2008.

4. SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS

     (a) The number of shares of Common Stock that may be issued pursuant to Awards shall be 2,000,000 shares of authorized but unissued shares or treasury shares of the Corporation or shares purchased on the open market subject to adjustments and increases as provided in this Section 4.

     (b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited or canceled or because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the option price of an Option granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

     (c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.

     (d) Subject to the terms of this Section 4, in no event shall an employee be granted Awards under the Plan for more than 500,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value of the Common Stock on the date of grant of the Award) during any calendar year.

5. ELIGIBILITY

     An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

          (a) The individual is either (i) an employee of the Corporation or a related corporation, or (ii) an independent contractor, consultant or advisor (collectively, "independent contractors") providing services to the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee.

          (b) With respect to the grant of Incentive Options, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, an individual who owns more than ten percent of the total combined voting power of the Corporation may be granted an Incentive Option if the option price (as determined pursuant to Section 6(b) herein is at least 110% of the Fair Market Value of the Common Stock (as defined in Section 6(b) herein), and the option period (as defined in Section 6(c) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The individual, being otherwise eligible under this Section 5, is selected by the Committee as an individual to whom an Award shall be granted (a "Participant").

6. OPTIONS

     (a) Grant of Options: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. To the extent necessary to comply with Section 422 of the Code and related regulations, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

     (b) Option Price: The price per share at which an Option may be exercised (the "option price") shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the agreement evidencing the grant of the Option; provided, that (i) in the case of an Incentive Option, the option price shall be no less than the Fair Market Value per share of the Common Stock on the date the Option is granted and (ii) in no event shall the option price per share of any Option be less than the par value per share of the Common Stock. In addition, the following rules shall apply:

          (i) An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

          (ii) For the purposes of the Plan, the Fair Market Value of the shares shall be determined in good faith by the Committee in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the date the Option is granted for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

          (iii) In no event shall there first become exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000.

     (c) Option Period and Limitations on the Right to Exercise Options: (i) The term of an Option (the "option period") shall be determined by the Committee at the time the Option is granted. With respect to Incentive Options, such period shall not extend more than ten years from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the option period shall terminate. The period during which an Option may be exercised shall be determined by the Committee at the time the Option is granted.

     (ii) An Option may be exercised by giving written notice to the Corporation at such place as the Corporation shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (A) cash; (B) shares of Common Stock owned by the Participant at the time of exercise; (C) shares of Common Stock withheld upon exercise; (D) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or
(E) a combination of the foregoing methods, as elected by the Participant. Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii).

     (iii) Notwithstanding Section 6(c)(i) herein, no Option granted to a Participant who was an employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

          (A) An Option shall not be affected by any change in the terms, conditions or status of the Participant's employment, provided that the Participant continues to be an employee of the Corporation or a related corporation.

          (B) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of disability. The Committee shall determine whether a Participant is disabled.

          (C) Unless an individual option agreement provides otherwise, if the employment of a Participant is terminated because of disability within the meaning of subparagraph (B), or if the Participant dies while he is an employee or dies after the termination of his employment because of disability, the Option may be exercised only to the extent exercisable on the date of the Participant's termination of employment or death while employed (the "termination date"), except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of twelve months next succeeding the termination date; or (Y) the close of the option period. In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

          (D) Unless an individual option agreement provides otherwise, if the employment of the Participant is terminated for any reason other than disability (as defined in subparagraph (B)) or death or for "cause," his Option may be exercised to the extent exercisable on the date of such termination of employment, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 90 days next succeeding the termination date; or (Y) the close of the option period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the Participant's date of termination of employment as the termination date). In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

          (E) Unless an individual option agreement provides otherwise, if the employment of the Participant is terminated for "cause," his Option shall lapse and no longer be exercisable as of the effective time of his termination of employment, as determined by the Committee. For purposes of this subparagraph (E) and subparagraph (D), the Participant's termination shall be for "cause" if such termination results from the Participant's (X) dishonesty; (Y) refusal to perform his duties for the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Committee and its determination shall be final and conclusive.

          (F) Notwithstanding the foregoing, the Committee shall have authority, in its discretion, to extend the period during which an Option may be exercised; provided that, in the event that any such extension shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension shall be made without the prior written request and consent of the Participant.

     (iv) Notwithstanding Section 6(c)(i), herein, an Option granted to a Participant who was an independent contractor or director of the Corporation or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(c)(iii) herein) may be exercised only to the extent exercisable on the date of the Participant's termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date; or (Y) the close of the option period. If the services of such a Participant are terminated for cause (as defined in Section 6(c)(iii)(E) herein), his Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Committee. Notwithstanding the foregoing, the Committee may in its discretion accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the termination date or extend the period during which an Option may be exercised, or both.

     (v) A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are delivered to him or them under the Plan.

     (vi) Nothing in the Plan shall confer upon the Participant any right to continue in the service of the Corporation or a related corporation as an employee, director, or independent contractor or to interfere in any way with the right of the Corporation or a related corporation to terminate the Participant's employment or service at any time.

     (vii) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

     (d) Nontransferability of Options: Options shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. An Option shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative.

7. STOCK APPRECIATION RIGHTS

     (a) Grant of SARs: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Committee shall determine. SARs may be granted to an optionee of an Option (hereinafter called a "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option (a "Tandem SAR") or may be granted separately to an eligible key employee (a "Freestanding SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the agreement relating to the grant of the SAR.

     (b) Tandem SARs: A Tandem SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. Tandem SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in the agreement), and in no event after the complete termination or full exercise of the Related Option. For purposes of determining the number of shares of Common Stock that remain subject to such Related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the Related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the Related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Related Option price per share; provided, that the Committee may, in any agreement granting Tandem SARs, establish a maximum value payable for such SARs.

     (c) Freestanding SARs: Unless an individual agreement provides otherwise, the base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any agreement granting Freestanding SARs, establish a maximum value payable for such SARs.

     (d) Exercise of SARs: (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Tandem SARs, such shorter option period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the agreement relating to the grant of the SAR shall terminate.

     (ii) SARs may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR.

     (iii) No SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 5, and has been a Participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(c)(iii) and (iv) herein.

     (e) Consideration; Election: The consideration to be received upon the exercise of the SAR by the Participant shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR in accordance with Section 6(b)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the Participant, subject to the terms of the Plan and the applicable agreement. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable agreement, the Participant will receive cash in lieu of fractional shares.

     (f) Limitations: The applicable SAR agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Committee. Unless otherwise so provided in the applicable agreement or the Plan, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the Related Option.

     (g) Nontransferability: (i) SARs shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. SARs may be exercised during the Participant's lifetime only by him or by his guardian or legal representative.

     (ii) If the Participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the SAR was granted.

8. RESTRICTED AWARDS

     (a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Restricted Awards to such individuals in such numbers, upon such terms and at such times as the Committee shall determine. A Restricted Award may consist of a Restricted Stock Award or a Restricted Unit, or both. Restricted Awards shall be payable in cash or whole shares of Common Stock (including Restricted Stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Committee. The Committee may condition the grant or vesting, or both, of a Restricted Award upon the continued service of the Participant for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee shall determine the nature, length and starting date of the period during which the Restricted Award may be earned (the "Restriction Period") for each Restricted Award, which shall be as stated in the agreement to which the Award relates. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing Restricted Awards and determine the extent to which such Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to stockholders. The Committee shall determine the terms and conditions of each Restricted Award, including the form and terms of payment of Awards. The Committee shall have sole authority to determine whether and to what degree Restricted Awards have been earned and are payable and to interpret the terms and conditions of Restricted Awards and the provisions herein.

     (b) Earning of Restricted Awards: Unless the applicable agreement provides otherwise, a Restricted Award granted to a Participant shall be deemed to be earned as of the first to occur of the completion of the Restriction Period, retirement, displacement, death or disability of the Participant, or acceleration of the Restricted Award, provided that, in the case of Restricted Awards based upon performance criteria or a combination of performance criteria and continued service, the Committee shall have sole discretion to determine if, and to what degree, the Restricted Awards shall be deemed earned at the end of the Restriction Period or upon the retirement, displacement, death or disability of the Participant. In addition, the following rules shall also apply to the earning of Restricted Awards:

          (i) Completion of Restriction Period: For this purpose, a Restricted Award shall be deemed to be earned upon completion of the Restriction Period (except as otherwise provided herein for performance-based Restricted Awards). In order for a Restricted Award to be deemed earned, the Participant must have been continuously employed or in service during the Restriction Period. Continuous employment or service shall mean employment with or service to any combination of the Corporation and one or more related corporations, and a temporary leave of absence with consent of the Corporation shall not be deemed to be a break in continuous employment or service.

          (ii) Retirement of the Participant: For this purpose, the Participant shall be deemed to have retired as of the earlier of (A) his normal retirement date under the retirement plan established by the Corporation for its employees which is applicable to the Participant, or (B) his retirement date under a contract, if any, between the Participant and the Corporation providing for his retirement from the employment of the Corporation or a related corporation prior to such normal retirement date, or (C) a mutually agreed upon early retirement date under such retirement plan of the Corporation between the Participant and the Corporation.

          (iii) Displacement of the Participant: For this purpose, the Participant shall be deemed to have been displaced in the event of the termination of the Participant's employment or service due to the elimination of the Participant's job or position without fault on the part of the Participant.

          (iv) Death or Disability of the Participant: Except as otherwise provided herein for performance-based Restricted Awards, if the Participant shall terminate continuous employment or service because of death or disability before a Restricted Award is otherwise deemed to be earned pursuant to this Section 8(b), the Participant shall be deemed to have earned a percentage of the Award (rounded to the nearest whole share in the case of Restricted Awards payable in shares) determined by dividing the number of his full years of continuous employment or service then completed during the Restriction Period with respect to the Award by the number of years of such Restriction Period.

          (v) Acceleration of Restricted Awards by the
     Committee: Notwithstanding the provisions of this Section 8(b), the Committee, in its sole and absolute discretion, may accelerate the date that any Restricted Award granted to the Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to the Participant or to accelerate such date with respect to Restricted Awards granted to any other Participant, or to treat all Participants similarly situated in the same manner.

     (c) Forfeiture of Restricted Awards: If the employment or service of a Participant shall be terminated for any reason, and the Participant has not earned all or part of a Restricted Award pursuant to the terms herein, such Award to the extent not then earned shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

     (d) Dividend and Voting Rights; Share Certificates: A Participant shall have no dividend rights or voting rights with respect to shares reserved in his name pursuant to a Restricted Award payable in shares but not yet earned pursuant to Section 8(b). A certificate or certificates for shares of Common Stock representing a Restricted Award payable in shares shall be issued in the name of the Participant and distributed to the Participant (or his beneficiary) as soon as practicable following the date that the shares subject to the Award are earned as provided in Section 8(b). No certificate shall be issued hereunder in the name of the Participant (or his beneficiary) except to the extent the shares represented thereby have been earned.

     (e) Nontransferability:

          (i) The recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired or until all conditions to vesting have been met.

          (ii) Restricted Awards shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.

          (iii) If a Participant of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.

9. WITHHOLDING

     The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee in accordance with election procedures established by the Committee.

10. PERFORMANCE-BASED COMPENSATION

     To the extent that Section 162(m) of the Code is applicable, the Committee shall have discretion to determine the extent, if any, that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 14(b) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

11. SECTION 16(B) COMPLIANCE

     It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

12. NO RIGHT OR OBLIGATION OF CONTINUED EMPLOYMENT

     Nothing contained in the Plan shall require the Corporation or a related corporation to continue the employment or service of a Participant, nor shall any such individual be required to remain in the employment or service of the Corporation or a related corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related corporation.

13. UNFUNDED PLAN; RETIREMENT PLANS

     (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related corporation including, without limitation, any specific funds, assets or other property which the Corporation or any related corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

     (b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

14. CERTAIN DEFINITIONS

     For purposes of the Plan, the following terms shall have the meaning indicated:

          (a) "Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SARs, Restricted Awards and any other Awards conferred herein.

          (b) "Covered Employee" shall have the meaning given the term in
     Section 162(m) of the Code or the regulations thereunder.

          (c) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

          (d) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (e) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

          (f) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

          (g) "Restricted Stock" shall mean shares of Common Stock which are subject to Restricted Awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the agreement relating to such Award.

          (h) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

15. AMENDMENT AND TERMINATION OF THE PLAN

     The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an outstanding Award; and (ii) approval of an amendment by the stockholders of the Corporation shall be required in the event such stockholder approval of any such amendment is required by applicable law, rule or regulation.

16. RESTRICTIONS ON SHARES

     The Committee may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended (the "Securities Act"), under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue or deliver shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

17. APPLICABLE LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

18. STOCKHOLDER APPROVAL

     The Plan is subject to approval by the stockholders of the Corporation, which approval must occur, if at all, within 12 months of the effective date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

19. CHANGE OF CONTROL

     (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 19(b) herein):

          (i) All Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

          (ii) Any restrictions including but not limited to the Restriction Period applicable to any Restricted Award shall be deemed to have expired, and such Restricted Awards shall become fully vested and payable to the fullest extent of the original grant of the applicable Award.

          (iii) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 19(a)(iii) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

     (b) For the purposes herein, unless an individual agreement provides otherwise, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

          (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;

          (ii) The date the stockholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

          (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     (For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

     IN WITNESS WHEREOF, this 1998 Stock Incentive Plan of Hayes Corporation, is, by the authority of the Board of Directors of the Corporation, executed in
behalf of the Corporation, the           day of             , 1998.

                                          HAYES CORPORATION

                                                     Dennis C. Hayes
                                                         Chairman

ATTEST:

--------------------------------------
            James A. Jones
              Secretary

[Corporate Seal]

                                                                       EXHIBIT B

                               HAYES CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE

     The purpose of the Hayes Corporation Employee Stock Purchase Plan (the "Plan") is to give eligible employees of Hayes Corporation, a Delaware corporation (the "Corporation"), and its Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the "Common Stock") and to continue to promote the Corporation's best interests and enhance its long-term performance. This purpose will be carried through the granting of options ("options") to purchase shares of the Corporation's Common Stock through payroll deductions or other means permitted under the Plan. The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to employee stock purchase plans. The provisions of the Plan shall be construed so as to comply with the requirements of Section 423 of the Code.

2. CERTAIN DEFINITIONS

     In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 4 herein.

          (d) "Common Stock" means shares of the common stock of the Corporation.

          (e) "Corporation" means Hayes Corporation, a Delaware corporation.

          (f) "Eligible Employee" means any employee of the Corporation or a Subsidiary except for (i) any employee whose customary employment is 20 hours or less per week, or (ii) any employee whose customary employment is for not more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Corporation; provided that, where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (g) "Fair Market Value" of the Common Stock as of the applicable Offer Date shall be determined in good faith by the Committee in accordance with the following provisions:

             (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the date the option is granted for which such information is available; or

             (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in any other manner consistent with the Code and accompanying regulations.

        Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an option shall be inconsistent with Section 423 of the Code or regulations thereunder.

          (h) "Offer Date" means the date of grant of an option pursuant to the Plan. The Offer Date shall be the first date of each Purchase Period, commencing with the Purchase Period that commences on July 5, 1998.

          (i) "Option" means an option granted hereunder which will entitle a participant to purchase shares of Common Stock in accordance with the terms of the Plan.

          (j) "Option price" means the price per share of Common Stock subject to an option, as determined in accordance with Section 8(b).

          (k) "Participant" means an Eligible Employee who is a participant in the Plan.

          (l) "Plan" means the Hayes Corporation Employee Stock Purchase Plan, as it may be hereafter amended.

          (m) "Purchase Date" means the date of exercise of an option granted under the Plan. The Purchase Date shall be the last day of each Purchase Period, commencing with the Purchase Period that terminates on January 3, 1999.

          (n) "Purchase Period" means each quarterly period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan, coinciding with each of the fiscal quarters of the Corporation's fiscal year. The first date of each Purchase Period in a fiscal year shall be the first date of the corresponding fiscal quarter, and the last date of each Purchase Period in a fiscal year shall be the last date of the corresponding fiscal year. Notwithstanding the foregoing, the first Purchase Period after the effective date of the Plan shall begin on July 5, 1998 and end on October 3, 1998. The Committee shall have the power to change the duration of Purchase Periods (including the commencement date thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

          (o) "Subsidiary" means any present or future corporation which (i) would be a "subsidiary corporation" of the Corporation as that term is defined in Section 424 of the Code and (ii) is at any time designated as a corporation whose employees may participate in the Plan.

3. EFFECTIVE DATE

     The Effective Date of the Plan shall be May 8, 1998. The first Purchase Period during which offers to purchase Common Stock will be made shall commence on July 5, 1998. The Plan shall have a term of 10 years unless sooner terminated in accordance with Section 16 herein.

4. ADMINISTRATION

     (a) The Plan shall be administered by the Board or, upon its delegation, by the Committee. References to the Committee shall include the Board if it is acting in its administrative capacity with respect to the Plan.

     (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the options granted hereunder; and

(iv) to construe and interpret the Plan, the options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. The Committee may appoint one or more agents to assist in the administration of the Plan.

5. SHARES SUBJECT TO PLAN

     The aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 1,000,000 shares, subject to adjustment pursuant to
Section 13 herein. Shares of Common Stock granted pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of options granted hereunder. In the event that any option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such option shall again be available for grant as an option and shall not reduce the aggregate number of shares of Common Stock available for the grant of options as set forth herein. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

6. ELIGIBILITY

     (a) Initial Eligibility. Any Eligible Employee who shall have completed 90 days' employment and shall be employed by the Corporation on any given Offer Date for a Purchase Period shall be eligible to be a participant during such Purchase Period.

     (b) Certain Limitations. Any provisions of the Plan to the contrary notwithstanding:

          (i) No Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the option was granted, the individual would own stock or hold outstanding options to purchase stock (or both) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or subsidiary of the Corporation. For purposes of this Section 6(b)(i), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

          (ii) No Eligible Employee shall be granted an option under the Plan to the extent that his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation would accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such option) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 6(b)(ii).

7. PARTICIPATION; PAYROLL DEDUCTIONS

     (a) Commencement of Participation. An Eligible Employee shall become a participant by completing a subscription agreement authorizing payroll deductions on the form provided by the Corporation and filing it with the Corporation prior to the Offer Date for the applicable Purchase Period. Following the filing of a valid subscription agreement, payroll deductions for a participant shall commence on the first payroll period which occurs on or after the Offer Date for the applicable Purchase Period and shall continue for successive Purchase Periods during which the participant is eligible to participate in the Plan, unless modified as provided in Section 7(d), or withdrawn as provided in Section 10 herein.

     (b) Amount of Payroll Deduction; Determination of Compensation. At the time a participant files his subscription agreement authorizing payroll deductions, he shall elect to have payroll deductions made on each payday that he is a participant during a Purchase Period at a rate of not less than 1% nor more than 15% of his compensation. For the purposes herein, a participant's "compensation" during any Purchase Period means his base salary or regular rate of compensation (excluding commissions, bonuses, incentive compensation, overtime, employee benefits and similar elements of compensation) determined as of the first day of each Purchase Period. In the case of an hourly employee, an Eligible Employee's compensation during a pay period shall be determined by multiplying such employee's hourly rate of pay in effect on the date of the payroll deduction by the number of hours of work for such employee during such period. Such compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Section 423 of the Code and the regulations thereunder.

     (c) Participant's Account. All payroll deductions made for a participant shall be credited to his account under the Plan and shall be withheld in whole percentages only.

     (d) Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Sections 10 and 11, but no other change may be made during a Purchase Period and, specifically, a participant may not alter the amount of his payroll deductions for that Purchase Period.

     (e) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 6(b) herein, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant pursuant to Section 10 herein.

     (f) Participation During Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (i) to withdraw the balance in his account pursuant to Section 10; (ii) to discontinue contributions to the Plan but remain a participant in the Plan; or (iii) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Corporation to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Corporation to such participant are insufficient to meet such participant's authorized payroll deductions.

8. GRANT OF OPTIONS

     (a) Number of Option Shares. On the Offer Date of each Purchase Period, a participant shall be granted an option to purchase on the Purchase Date of such Purchase Period (at the applicable option price) such number of shares of Common Stock as is determined by dividing the amount of the participant's payroll deductions accumulated on the Purchase Date and retained in the participant's account as of the Purchase Date by the applicable option price (as determined in accordance with Section 8(b) herein); provided that such purchase shall be subject to the limitations set forth in Sections 6(b) herein. Exercise of the option shall occur as provided in Section 9 herein, unless the participant has withdrawn pursuant to Section 10 herein or terminated employment pursuant to
Section 11 herein.

     (b) Option Price. The option price per share of Common Stock purchased with payroll deductions made during such a Purchase Period for a participant shall be 85% of the Fair Market Value of a share of the Common Stock on the Purchase Date for the Purchase Period.

9. EXERCISE OF OPTIONS

     (a) Automatic Exercise. Unless a participant gives written notice of withdrawal to the Corporation as provided in Section 10 or terminates employment as provided in Section 11, his option for the purchase of Common Stock shall be exercised automatically on the Purchase Date applicable to such Purchase Period, and the maximum number of whole shares of Common Stock subject to the option shall be purchased for the participant at the applicable option price with the accumulated payroll deductions in his account at that time (subject to the provisions of Section 6(b) herein).

     (b) Termination of Option. An option granted during any Purchase Period shall expire on the last day of the Purchase Period, except as otherwise provided in Sections 10 and 11.

     (c) Fractional Shares. Fractional shares will not be issued under the Plan. Any excess payroll deductions in a participant's account which are not sufficient to purchase a whole share will be automatically re-invested in a subsequent Purchase Period unless the participant withdraws his payroll deductions pursuant to Section 10 herein or terminates employment pursuant to
Section 11 herein.

     (d) Delivery of Stock. Within ten (10) business days after the Purchase Date of each Purchase Period, the Corporation will deliver to each participant (or his beneficiary) certificate(s) for the shares of Common Stock purchased upon exercise of his option.

10. WITHDRAWAL

     A participant may withdraw all but not less than all payroll deductions and share certificates credited to his account during a Purchase Period at any time prior to the applicable Purchase Date by giving written notice to the Corporation in form acceptable to the Corporation. In the event of such withdrawal, (i) all of the participant's payroll deductions credited to his account will be paid to him promptly (without interest) after receipt of his notice of withdrawal, (ii) certificates for shares held in the participant's account shall be distributed to him, (iii) such participant's option for the Purchase Period shall be automatically terminated, and (iv) no further payroll deductions will be made during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw. A participant's withdrawal during any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Corporation. Notwithstanding the foregoing, however, if a participant withdraws during a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the participant delivers to the Corporation a new subscription agreement and otherwise complies with the terms of the Plan.

11. TERMINATION OF EMPLOYMENT

     Upon termination of a participant's employment for any reason (including death), or in the event that a participant ceases to be an Eligible Employee, he shall be deemed to have withdrawn from the Plan. In such event, all payroll deductions credited to his account during the Purchase Period (without interest) but not yet used to exercise an option shall be delivered to him, or, in the case of his death, to a beneficiary duly designated on a form acceptable to the Committee pursuant to Section 17 herein. Any unexercised options granted to a participant during such Purchase Period shall be deemed to have expired on the date of the participant's termination of employment (unless terminated earlier pursuant to Sections 9(b) or 10 herein).

12. TRANSFERABILITY

     Neither payroll deductions credited to a participant's account nor any option (or rights attendant to an option) granted pursuant to the Plan may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution. No option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the option not specifically permitted herein, shall be null and void and without effect, except that the Corporation may treat such act as an election to withdraw funds during a Purchase Period in accordance with Section 10 hereof. During a participant's lifetime, his option(s) may be exercised only by him.

13. DILUTION AND OTHER ADJUSTMENTS

     (a) General. If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to options (including but not limited to the option price and the number of shares of Common Stock covered by each unexercised option), to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of options or otherwise advisable to reflect such change.

     (b) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted (in either case under terms substantially similar to the terms of the Plan) by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation fails to agree to assume or substitute the option, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date") and the Purchase Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Corporation's proposed sale or merger. The Corporation shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant's option has been changed to the New Purchase Date and that the participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Purchase Period as provided in Section 10 hereof.

14. STOCKHOLDER APPROVAL OF ADOPTION OF PLAN

     The Plan is subject to the approval of the Plan by the shareholders of the Corporation in accordance with applicable law within 12 months of the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

15. LIMITATIONS ON OPTIONS

     Notwithstanding any other provisions of the Plan:

          (a) The Corporation intends that options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under Section 423 and regulations issued thereunder are hereby included as fully as though set forth in the Plan.

          (b) All employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any employee under options granted pursuant to the Plan shall bear a uniform relationship to the compensation of employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

16. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any option granted hereunder, except that (i) stockholder approval shall be required of any amendment to the extent required under Section 423 of the Code or other applicable law or rule; and (ii) no amendment may materially and adversely affect any option outstanding at the time of the amendment without the consent of the holder thereof. The Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 5) has been purchased.

17. DESIGNATION OF BENEFICIARY

     The Committee, in its sole discretion, may authorize participants to designate a person or persons as each such participant's beneficiary, which beneficiary shall be entitled to the rights of the participant in the event of the participant's death to which the participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations.

18. LEGAL AND OTHER REQUIREMENTS

     The obligations of the Corporation to issue, deliver and transfer shares of Common Stock subject to the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Corporation shall deem appropriate.

19. INTEREST

     No interest shall accrue on the payroll deductions of a participant in the Plan.

20. NO OBLIGATION TO EXERCISE OPTIONS

     The granting of an option shall impose no obligation upon a participant to exercise such option.

21. USE OF FUNDS

     The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions.

22. WITHHOLDING TAXES

     Upon the exercise of any option under the Plan, in whole or in part, or at the time some or all of the Common Stock is disposed of, a participant must make adequate provision for the Corporation's federal, state or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the participant to remit to the Corporation, or to withhold from the participant (or both) compensation in an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

23. RIGHT TO TERMINATE EMPLOYMENT

     Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such employee.

24. RIGHTS AS A SHAREHOLDER

     No participant or other person shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him.

25. NOTICES

     All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

26. APPLICABLE LAW

     All questions pertaining to the validity, construction and administration of the Plan and options granted hereunder shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

27. ELIMINATION OF FRACTIONAL SHARES

     If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     IN WITNESS WHEREOF, this Hayes Corporation Employee Stock Purchase Plan has
been executed in behalf of the Corporation effective as of the      day of May,
1998

                                          HAYES CORPORATION

                                          Dennis C. Hayes, Chairman

Attest:

--------------------------------------
James A. Jones, Secretary

[Corporate Seal]

                                                                        APPENDIX


                               HAYES CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement and does hereby appoint Dennis C. Hayes and Ronald A. Howard and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of HAYES CORPORATION ("Hayes") common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Hayes, to be held at 5854 Peachtree Corners East, Norcross, Georgia 30092, at 10:00 o'clock a.m. local time, on May 7, 1998, and at any adjournment thereof.

                                   PROPOSAL 1

    Proposal to: Elect S.P. Quek and M.C. Tam as Class II directors to serve for a three-year term until their successors are elected.

            [ ]  FOR               (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,   [ ]  WITHHELD
                                             STRIKE THEIR NAME FROM THE LIST ABOVE)

                                   PROPOSAL 2

    Proposal to: Approve the Hayes Corporation 1998 Stock Incentive Plan and 2,000,000 shares of common stock reserved for issuance thereunder.

            [ ]  FOR                                      [ ]  AGAINST                          [ ]  ABSTAIN

                                   PROPOSAL 3

    Proposal to: Approve the Hayes Corporation Employee Stock Purchase Plan and 1,000,000 shares of common stock reserved for issuance thereunder.

            [ ]  FOR                                      [ ]  AGAINST                          [ ]  ABSTAIN

                                   PROPOSAL 4

    Proposal to: Ratify the appointment of Coopers & Lybrand LLP as independent auditors for Hayes for the fiscal year ending January 2, 1999.

            [ ]  FOR                                      [ ]  AGAINST                          [ ]  ABSTAIN

    In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

    This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.

                                                  Dated:                  , 1998
                                                     ----------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  ------------------------------

                                                  NOTE: Joint owners should each
                                                  sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If the
                                                  signatory is a corporation,
                                                  sign the full corporate name
                                                  by a duly authorized officer.